As filed with the Securities and Exchange Commission on ___________, 2001
                     Registration Statement No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             TOMPKINS TRUSTCO, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1482357
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                    (Address of principal executive offices)

                             2001 STOCK OPTION PLAN
                              (Full Title of Plan)

                                Francis M. Fetsko
                Senior Vice President and Chief Financial Officer
                             Tompkins Trustco, Inc.
                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                 with a copy to:
                              Edward C. Hooks, Esq.
                                Harris Beach LLP
                             119 East Seneca Street
                             Ithaca, New York 14851
                                 (607) 273-6444

                         CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities     Amount              Offering      Aggregate      Amount of
to be          to be               Price per     Offering       Registration
Registered     Registered(1)(2)    Share(3)      Price(3)       Fee(1)(3)
-------------------------------------------------------------------------------
Common
Stock          324,110             $39.91        $12,935,230    $3,091.52
-------------------------------------------------------------------------------

(1) This Registration Statement also covers, pursuant to Instruction E to Form S-8, 25,890 shares of Common Stock previously registered on, and carried forward from, a Form S-8 Registration Statement (File No. 333-60873) filed on August 7, 1998 in connection with the former 1998 Stock Option Plan (one of the predecessor plans to the 2001 Stock Option Plan), with respect to which a filing fee of $304 was paid.

(2) This Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the 2001 Stock Option Plan.

(3) In accordance with Rule 457(h)(1), calculated on the basis of the average of the high and low sales prices of the Common Stock reported on the American Stock Exchange on December 20, 2001.


                              EXPLANATORY STATEMENT

         Effective as of January 23, 2001, the Board of Directors of Tompkins Trustco, Inc. (the "Company") terminated its 1998 Stock Option Plan (the "1998 Plan") and adopted, subject to stockholder approval, the 2001 Stock Option Plan (the "2001 Plan"). The 1998 Plan remains in effect solely with respect to unexercised options issued in accordance with the terms and conditions of the 1998 Plan. On May 15, 2001, the stockholders of the Company approved the adoption of the 2001 Plan and the issuance of 350,000 shares of the Common Stock of the Company thereunder.

         The Company registered 240,000 shares of Common Stock on a Form S-8 Registration Statement (File No. 333-60873) for issuance under the 1998 Plan. Of such 240,000 registered shares, a total of 25,890 shares remain available for issuance under the 2001 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), such 25,890 remaining shares are carried forward to, and deemed covered by, this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000 as filed with the Commission on April 2, 2001 pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Company with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Form 10-K referred to above; and

         (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (SEC File No. 1-12709) filed with the Commission on January 30, 1997 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 722 of the New York Business Corporation Law (the "BCL") empowers a New York corporation to indemnify any person who is, or is threatened to be, made party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person's testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service for another corporation or enterprise, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. A New York corporation may indemnify any officer or director against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted in respect of
(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent judicially approved. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Section 402(b) of the BCL, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company to the fullest extent permitted under the BCL; provided, however, that there shall be no limitation of a director's liability for acts or omissions committed in bad faith, or that involved intentional misconduct or a knowing violation of law, or from which a director personally gained a financial profit or other advantage to which he or she was not legally entitled. The effect of this provision is to eliminate the personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article VIII of the By-Laws of the Company provides for indemnification for the officers and directors of the Company to the full extent permitted by applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS

               The following exhibits are filed with this Registration
               Statement:

               4.1 Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (SEC File No. 0-27514) filed with the Commission on December 29, 1995 and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1996

               5      Opinion of Harris Beach LLP

               23.1   Consent of KPMG LLP

               23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

               24 Powers of Attorney (included in Part II of this Registration Statement under the caption "Signatures")

               99     2001 Stock Option Plan

ITEM 9.        UNDERTAKINGS

         (a)   RULE 415 OFFERINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
               REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)   FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on December 21, 2001.

                                            TOMPKINS TRUSTCO, INC.


                                            By: /s/ JAMES J. BYRNES
                                               ---------------------------------
                                               James J. Byrnes
                                               Chairman of the Board and
                                               Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints JAMES J. BYRNES, JAMES W. FULMER and FRANCIS M. FETSKO, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Tompkins Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                             Title                     Date
    ---------                             -----                     ----


By: /s/ JAMES J. BYRNES           Chairman of the Board and   December 21, 2001
   ----------------------------   Chief Executive Officer
   James J. Byrnes


By: /s/ JAMES W. FULMER           President and Director      December 21, 2001
   ----------------------------
   James W. Fulmer


By: /s/ FRANCIS M. FETSKO         Senior Vice President and   December 21, 2001
   ----------------------------   Chief Financial Officer
   Francis M. Fetsko

By: /s/ JOHN E. ALEXANDER         Director                    December 21, 2001
   ----------------------------
   John E. Alexander

By: /s/ REEDER D. GATES           Director                    December 21, 2001
   ----------------------------
   Reeder D. Gates


By: /s/ WILLIAM W. GRISWOLD       Director                    December 21, 2001
   ----------------------------
   William W. Griswold


By: /s/ JAMES R. HARDIE           Director                    December 21, 2001
   ----------------------------
   James R. Hardie


By: /s/ EDWARD C. HOOKS           Director                    December 21, 2001
   ----------------------------
   Edward C. Hooks


By: /s/ BONNIE H. HOWELL          Director                    December 21, 2001
   ----------------------------
   Bonnie H. Howell


By: /s/ HUNTER R. RAWLINGS, III   Director                    December 21, 2001
   ----------------------------
   Hunter R. Rawlings, III


By: /s/ THOMAS R. SALM            Director                    December 21, 2001
   ----------------------------
   Thomas R. Salm


By: /s/ MICHAEL H. SPAIN          Director                    December 21, 2001
   ----------------------------
   Michael H. Spain


By: /s/ WILLIAM D. SPAIN, JR.     Director                    December 21, 2001
   ----------------------------
   William D. Spain, Jr.


By: /s/ CRAIG YUNKER              Director                    December 21, 2001
   ----------------------------
   Craig Yunker

                                  EXHIBIT INDEX

      Exhibit
      Number
      ------

                                Title of Exhibit
                                ----------------

      4.1 Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (SEC File No. 0-27514) filed with the Commission on December 29, 1995, and amended by the Company's Form 8-A/A filed with the Commission on January 22, 1986

      5        Opinion of Harris Beach LLP

      23.1     Consent of KPMG LLP

      23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

      24 Powers of Attorney (included in Part II of this Registration Statement under the caption "Signatures")

      99       2001 Stock Option Plan